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                                                                    EXHIBIT 21.1


                   Subsidiaries of Physicians' Specialty Corp.



              Subsidiary                               State of Incorporation
              ----------                               ----------------------
         PSC Management Corp.                                  Delaware
         PSC Acquisition Corp.                                 Delaware
         ENT & Allergy Associates, Inc.                        Delaware
         South Florida Otolaryngology, Inc.                    Delaware
         ENT Center of Atlanta, Inc.                           Georgia
         Atlanta ENT Center for Physicians, Inc.               Georgia
         Atlanta-AHP, Inc.                                     Georgia
         PSC Georgia Corp.                                     Georgia
         Alabama ENT Center, Inc.                              Delaware
         Green & Sacks Acquisition Corp.                       Delaware
         Chestnut ENT Acquisition Corp.                        Delaware
         ENT Associates Acquisition Corp.                      Delaware
         PSC Ambulatory Surgery, Ltd.                          Georgia
         Atlanta Audiology Associates, Inc.                    Georgia
         Atlanta Facial Plastic Surgery, Inc.                  Georgia
         Association A, Inc.                                   Florida
         Association B, Inc.                                   Florida
         Association C, Inc.                                   Florida
         Association D, Inc.                                   Florida
         Association E, Inc.                                   Florida
         Association F, Inc.                                   Florida
         New Jersey ENT Center, Inc.                           New Jersey
         Advanced Surgical Arts, Inc.                          New Jersey
         New York ENT Center IPA, Inc.                         New York
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